Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated October 7, 2022, with respect to the common stock, par value $1.00 per share, of Third Coast Bancshares, Inc., a Texas corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 7, 2022

CASTLE CREEK CAPITAL PARTNERS VIII, LP By: Castle Creek Capital VIII LLC, its general partner

By:	/s/ Tony Scavuzzo
Name:	Tony Scavuzzo
Title:	Managing Principal
CASTLE CREEK CAPITAL PARTNERS VIII CO-INVESTMENT FUND A, LP By: Castle Creek Capital VIII LLC, its general partner

By:	/s/ Tony Scavuzzo
Name:	Tony Scavuzzo
Title:	Managing Principal
CASTLE CREEK CAPITAL VIII LLC

By:	/s/ Tony Scavuzzo
Name:	Tony Scavuzzo
Title:	Managing Principal

SIGNATURE PAGE TO JOINT FILING AGREEMENT (THIRD COAST BANCSHARES)

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